Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

April 17, 2017

NCS Multistage Holdings, Inc.

19450 State Highway 249

Suite 200

Houston, TX 77070

Ladies and Gentlemen:

We have acted as counsel to NCS Multistage Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 Registration No. 333-216580 (as amended, and including any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b), the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) the offer, issuance and sale by the Company of up to the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company specified in the Registration Statement (together with any additional shares that may be sold by the Company pursuant to Rule 462(b) under the Act, the “Company Shares”) and (ii) the offer and sale by the selling stockholders named in the Underwriting Agreement (the “Selling Stockholders”) of the number of shares of Common Stock specified in the Registration Statement upon the exercise of the underwriters’ option to purchase such shares (together with any additional shares that may be sold by the Selling Stockholders pursuant to Rule 462(b) under the Act, the “Selling Stockholder Shares,” and, collectively with the Company Shares, the “Shares”). The Selling Stockholder Shares include shares of Common Stock to be issued by the Company to a Selling Stockholder upon the Company’s election pursuant to the Call Rights Agreement (the “Call Rights Agreement”) between the Company, certain subsidiaries of the Company and a Selling Shareholder (the “Exchange Shares”). The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement among the Company, the Selling Stockholders and the underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the prospectus contained in the Registration Statement, (iii) the Second Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.4 to the Registration Statement, (iv) the Amended and Restated Bylaws of the Company to be effective prior to the consummation of the initial public offering contemplated by the Registration Statement, filed as Exhibit 3.5 to the Registration Statement, (v) the form of the Underwriting Agreement, (vi) the Call Rights Agreement and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Company Shares, when issued and sold as contemplated in the Registration Statement and the Agreement, and upon payment and delivery in accordance with the Agreement, will be validly issued, fully paid and non-assessable, (ii) the Selling Stockholder Shares (other than the Exchange Shares) are validly issued, fully paid and non-assessable and (iii) the Exchange Shares, when issued pursuant to the Call Rights Agreement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Act with respect to the Shares and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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